UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 9, 2010
DATE OF EARLIEST EVENT REPORTED: February 5, 2010

000-53725
(Commission file number)

 Blast Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14550 Torrey Chase Blvd, Suite 330
Houston, Texas 77014
(Address of principal executive offices)

(281) 453-2888
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

During the course of Blast Energy Services, Inc.’s (“Blast’s”) Chapter 11 bankruptcy proceedings in 2007 and 2008, Alberta Energy Partners (“Alberta”) took a number of legal actions adverse to Blast. Alberta filed a motion to deem rejected the 2005 Technology Purchase Agreement (the “Purchase Agreement”) between Alberta and Blast. That motion was denied, and Alberta appealed the bankruptcy court’s ruling. Additionally, Alberta objected to the confirmation of Blast’s plan of reorganization. That objection was overruled by the bankruptcy court, and Alberta appealed. The appeal was dismissed by the United District Court for the Southern District of Texas (the “District Court”) as moot (together with the prior denial of Alberta’s motions, the “Dismissal Orders”); however, Alberta filed a motion for reconsideration and rehearing of the District Court’s order.

On September 1, 2009, oral arguments on that matter were heard by the United States District Court of Appeals for the Fifth Circuit (the “Fifth Circuit”).

On January 21, 2010, Blast was informed that the Fifth Circuit reversed the decision of the District Court, vacated the Dismissal Orders and remanded the matters to the District Court for further consideration.

Rather than enter into costly and lengthy hearings on this matter, Blast, Alberta and certain related parties of Alberta have instead entered into a Settlement Agreement to end the legal dispute with an effective date of February 1, 2010.

Under the terms of the Settlement Agreement, the 50% of the Jetting Technology now owned by Blast that was sold to Blast pursuant to the Purchase Agreement was transferred and assigned back to Alberta.

In consideration of the assignment provided for above, Alberta and the related parties of Alberta agreed to release Blast, its present and former officers, directors, employees, attorneys and agents of and from any and all commitments, actions, debts, claims, counterclaims, suits, causes of action, damages, demands, liabilities, obligations, costs, expenses, and compensation of every kind and nature whatsoever.

All personal property (whether machinery, equipment or of any other type) that Blast developed and paid for in connection with the Purchase Agreement shall also remain the property of Blast as a result of the Settlement Agreement, including, but not limited to, the coiled tubing rig and all parts, machinery and equipment associated with the operation and/or maintenance of such rig.

Upon the execution of the Settlement Agreement, Alberta agreed to file with the District Court a motion to dismiss with prejudice its appeal of the prior District Court orders, which together with the Settlement Agreement, settles and ends the ongoing disputes and litigation between Blast and Alberta.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.                       Description

10.1                      Settlement Agreement between Blast Energy Services, Inc. and Alberta Energy Partners and related parties.
Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blast Energy Services, Inc.

By:	/s/ Michael Peterson,
Michael Peterson
Interim President and CEO

Date: February 9, 2010